JOINT VENTURE AGREEMENT

This Joint Venture Agreement (“Agreement”) is made and entered into by and among Appiphany Technologies Holdings Corp., a Nevada corporation (“Appiphany”) and Kola Venture Group, LLC, a Wyoming Limited Liability Company (“Kola”), and Tsilaan, LLC (“Tsilaan”), a Washington Limited Liability Company. Appiphany, Kola and Tsilaan are collectively referred to herein as the “Parties” and individually as a “Party.”

RECITALS:

A.The Parties wish to enter into a Joint Venture Partnership in the Hemp seed and genetics industry.

B.Tsilaan is in the business of hemp cultivation, seed propagation and genetics.

C.Kola is in the Hemp Consulting and Administrative management business.

D. Appiphany is a publicly traded company in the business of strategic acquisition and investments across the Hemp sector.

NOW, THEREFORE, IN CONSIDERATION of the foregoing recitals, which the Parties agree are true and correct, and the mutual covenants contained in this Agreement, the Parties agree as follows:

1.Incorporation of Recitals.  The recitals set forth at the beginning of this Agreement are incorporated into this Agreement by reference and made a part of this Agreement as if fully set forth herein and constitute an expression of the intent of the Parties and as an aid in the construction of this Agreement.

2.Parties will form a new corporation to act as the JV entity.  Appiphany will cause a new corporation to be formed which will be owned by the parties in the following manner:

Appiphany Technologies Holdings Corp. 25%

Kola Venture Group, LLC25%

Tsilaan, LLC50%

3.Contributions to the Joint Venture. The Parties will contribute the following:

Tsilaan will contribute 2,000,000 seeds for the company to use as seed stock, on a to be mutually agreed upon schedule, for genetics research and for sales to outside parties

Appiphany will contribute $300,000 to the Joint Venture on a to be mutually agreed upon schedule. Additionally, will issue to Tsilaan, and/or its assigns, 1,000,000 post reverse split shares of APHD common stock for further value of the seeds and will issue to Kola 500,000 reverse split shares for entering into the management of the Joint Venture.

Kola will contribute operational, scientific and sales expertise and management of the Joint Venture.

4.Governance. The parties will form a Board and all parties to the Joint Venture shall serve on said Board until such time they are no longer a part of the Joint Venture. The Parties will also have operational oversight of the Joint Venture in each Parties field of expertise as defined in the Recitals.

5.Cooperation.  The Parties agree to execute further documentation as may be required to effectuate the terms of this Agreement, including but not limited to Corporate documents and any assignment forms necessary to evidence this Agreement.

6.Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any Party without the prior written consent of the other Parties.

7.Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties.

8.Timing.  The Parties agree that time is of the essence and will endeavor to quickly complete review and execution of all documents to complete the transactions contemplated hereby.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement has been executed by the parties effective as of the date first written above.

Dated: February 5, 2020 Dated: February 05, 2020 Dated: February 05, 2020

Appiphany Technologies Holdings Corp.

By:_____________________________

Name: Scott A. Cox

Title: CEO

Kola Venture Group, LLC

By: __________________

Name: Mark T. Mersman

Title: Managing Director

Tsilaan, LLC

By:_____________________________

Name: Drew Elliot

Title: Managing Member